Exhibit 99.1

SulphCo, Inc.

Prepared Remarks for the October 2, 2008 Investor Conference Call:

Stan Farmer

Good afternoon and thanks to everyone for joining us on this shareholder call today. My name is Stan Farmer and I am SulphCo’s Chief Financial Officer. With me on the call today is Dr. Larry Ryan, SulphCo’s Chief Executive Officer. Before we get into the body of today’s call in which we will review our progress thus far, I’d like to offer the following disclaimer:

Please note that some of the information you will hear today may consist of forward-looking statements regarding revenue, memoranda of understanding, test results, margins, operating expenses, and future goals. Actual results or trends could differ materially from our forecast. For more information please refer to the risk factors discussed in our Forms 10-K and 10-Q on file with the SEC. SulphCo assumes no obligation to update any forward-looking statements or information as of their respective dates. Today’s call is being recorded and transcribed. An audio replay will be available for 90 days and a complete transcript of the call, including questions and answers, will be available on SulphCo’s website.

Now, turning to our current business - I would first like to reiterate that SulphCo is well funded. In June of this year we raised approximately $25MM of capital to fund our transition from a research to commercial enterprise. Given the current, difficult credit and financial markets, we are fortunate to be in such a position. With our current average monthly burn rate ranging between $1.0MM to $1.2MM per month and expected additional new hires, we anticipate having ample cash on hand throughout 2009. Having this cash on hand allows us to hire important personnel as well as fund scale-up and commercial activities.

As examples of the progress we have made on the personnel front, we recently announced the hiring of a Chief Technology Officer, Dr. Florian Schattenmann and a Business Development Manager, Rick Sell. Prior to joining SulphCo, Dr. Schattenmann was Technology Leader for the Global Elastomer business of GE Advanced Materials, a $2.6 billion division located in Germany. In that role, Dr. Schattenmann led a global team of 120 scientists and engineers. Rick Sell brings to SulphCo more than thirty years' experience in the crude oil markets. As a Senior Managing Director of the refining subsidiary of El Paso Corporation, he had direct responsibility for the purchase of 1.5 million barrels per day of crude oil from national producers such as Mexico, Saudi Arabia, Kuwait, Venezuela, and Angola, among others. Before that, Mr. Sell was a Senior Vice President of a subsidiary of Coastal Corporation, where he managed the economic supply of crude oil for the entire Coastal refining system.

In addition to these key hires, we are in the process of interviewing and bringing on board several chemists and engineers; in fact, we have hired a Ph. D. chemist who begins work at SulphCo next Monday. Again, having the capital available is allowing us to add critical new people to the organization as we transition into a commercial enterprise.

Florian Schattenmann

Good afternoon everybody.  I am Florian Schattenmann, Sulphco’s Chief Technology Officer.  I am an inorganic chemist by training with a focus on catalysis.  I spent my entire career in research and development in various roles starting from staff chemist up to Global Technology Director, with a particular emphasis on the development and scale-up of new technologies.

What sold me on SulphCo is the incredible potential of this technology.   I have been with the company for two months now and I am very excited about the substantial progress we have made in marrying our leading ultrasound technology with a synergistic chemistry package.  My primary focus now is to confirm these results in commercial applications while we further improve our technology. I am looking forward to continue driving SulphCo’s technology and shareholder value. Thank you.

Stan Farmer

Before I turn the call over to Dr. Ryan, I would like to reaffirm SulphCo’s commitment to delivering shareholder value and to being as transparent as possible with respect to the status of the Company, our ongoing scientific developments and commercial discussions.

With that, I’d like to turn the call over to our CEO, Dr. Larry Ryan

Larry Ryan

INTRODUCTION:

Thanks Stan. First, I would like to thank everyone who has taken the time to join the call this afternoon. I would like to take this opportunity to discuss the progress the Company has made during the past few months regarding our commercial operations and technology development. I will first discuss the overall market and our commercial focus and update our current projects and then proceed to very important technology developments in the Houston laboratory.

COMMERCIAL UPDATE:

As I mentioned during previous conference calls, SulphCo is transitioning from a development-stage company to a commercial and operational company. We continue to make great progress and I continue to be enthusiastic about and encouraged by what the future holds for us. Our team is focused on meeting and beating all of the challenges which face companies making this type of transition.

I will start with a brief overview of the market and discuss several applications that have the potential for receiving the most benefit from the use of our technology. As you are all well aware, the price of crude oil has fluctuated greatly over the past eighteen months. Although SulphCo’s value proposition is obvious at many stages of the oil distribution and refining process, we have focused our commercial efforts on those areas of the supply chain, which are less affected by fluctuation in the price of crude oil. Said differently, we have focused our efforts on the oil market participants who will derive material value from our process regardless of whether crude is $50 per barrel or $150 per barrel. These segments include oil producers with crudes that are difficult to produce and market, terminal gatherers and resellers, and refineries in terms of both incoming crude slate diversity and crude oil product treatment, including high sulfur diesel and fuel oils. Although each of these market segments is different, the commonality they have is that they can derive benefit from crude oil pricing differentials (i.e., the market price difference between sweet and sour crude oils). For example, a terminal gatherer and reseller can use the Sonocracking™ system to process and then utilize lower cost feedstocks to meet pipeline specifications, which in turn improves their overall profit. In the case of crude oil products such as diesel fuel and bunker fuel oil, sulfur regulations are driving market pricing differentials and increased processing costs. Current regulations require less than 15 parts per million sulfur in ultra low sulfur diesel fuel. Typical crude oils have much higher levels of sulfur in the diesel fuel fraction, so refiners either have to sell “dirty” diesel at a discount to the market or further process the diesel fuel product to meet the requirement. In the shipping industry (a 4.5 million barrel per day market), for example, the International Maritime Organization plans to reduce allowable sulphur levels in bunker fuel again in 2009. There are already market segments such as the North Sea, where the sulphur content must be below 1.5%. These limits are staggering when you consider that the average bunker fuel sulphur content today is more than 4%. Our process represents an excellent technology fit and a low-cost solution for these and other potential applications.

As you know, this year we announced a conditional order from a potential customer in Southeast Asia and I mentioned several potential customer deals here in North America. To date, none of these deals have progressed to the point of equipment installation at customer facilities. Let me explain why this occurred. In each case our discussions took place at the highest levels of management in these organizations, and in each case the degree of interest in proceeding with a Sonocracking™ unit was high based on our successful testing of crude oil in Fujairah. In fact, in each case, we performed several site inspections, made specific site selections, and began the engineering process. So, why hasn’t it happened? The simple answer is that at some point in the engineering process, each of these customers made a similar request - one that we were unable to comply with. Before allowing us to proceed with an installation in their facility they asked for a demonstration that our process was effective on their particular crude oil. The requirement for more detailed data on the customer’s specific oil was impossible to fulfill, because as you know, we had been struggling to develop a sufficient laboratory system that would replicate the full-scale process, which in turn compounded the issues in meeting the customer requests. Therefore, without sufficient laboratory capability, we were in a classic chicken or the egg scenario. We had potential customers who indicated that they were willing to go forward with the full-scale data from Fujairah, but later in the process decided that they required significantly more detailed data, which was a request we were not able meet in the laboratory. As a result, we intensified our efforts in the laboratory to improve all facets of our technology and to be able to provide the needed data package for specific oils. As I will discuss in the technology section in a few minutes, we have made tremendous progress in the lab towards generating the required, detailed data for our potential customers. And I should add that all of these potential deals today are very much alive and the customer interest remains undiminished.

Amira Group LLC Opportunities:

In July we announced a distributor relationship with the Amira Group LLC (“Amira”). With this agreement, Amira received exclusive distribution rights for our technology in several geographies including much of the Middle East as well as customer specific opportunities in South America. With Amira’s help, we have presented our technology to a number of potential customers in the Middle East and in South America. A link to a reference of one of our presentations given to the Kuwait National Petroleum Company in July of this year can be found on our website. We are currently working with several of those potential customers to determine the best fit for our technology from an economic standpoint, both for the customer and us.

To summarize, our commercial activities are focused on a few key opportunities where we can drive the most value for the potential customer. We are proceeding in a systematic fashion to be sure that we execute these programs well. While we know that we will encounter new issues along the way that will require remediation, we are trying to make sure that we eliminate as many potential hurdles as possible so that we can be successful in implementing our technology on a commercial basis.

TECHNOLOGY DEVELOPMENT:

As most of you are well aware, there are two critical elements to the SulphCo technology 1) the mechanical aspects (ultrasound technology - probes, generators, drivers, etc.) and 2) the chemical aspects (catalysts, additives, etc.). I am aware that some of our investors think that the chemical aspects of our technology are a new idea, something we just developed over the past few months. Some have even suggested that we turned to a chemical solution in desperation after discovering that our ultrasound process alone was ineffective. Let me set the record straight. Nothing could be further from the truth. Our intellectual property clearly describes a method for the removal of sulphur from crude oil and crude oil product streams involving the use of ultrasound in combination with a catalyst and chemical agents, and that is still the case today.

As you know, when I first arrived at Sulphco 21 months ago, our first generation ultrasound probes would fail in as few as 30 seconds of operation. So for the majority of my first 12-15 months with the Company we focused almost exclusively on the ultrasound probe performance and reliability, because without that any discussion of the chemistry would be an academic exercise. It was only after we became comfortable with our progress with the ultrasound probes that we were able to turn our attention to the chemical aspects of the technology. As many of you know, last year we achieved significant sulfur reduction under certain test conditions in Fujairah, UAE utilizing an improved ISM mechanical system. But those tests involved limited runs of truckload quantities of feedstock, which prevented us from even addressing, let alone optimizing, the chemical side of the equation. Similarly, in Europe, although we were able to successfully conduct continuous test runs of large quantities of heavy crude, the sulphur content was so inconsequential that it ruled out experiments involving optimization of the chemistry. The simple fact is that, until very recently, we were unsuccessful in our efforts to implement in the laboratory a reduced scale processing unit capable of producing results predictive of the performance of the full scale unit in the field.

Today, however, I am pleased to report an important breakthrough in that effort. The latest generation laboratory probes and reactor chambers supplied by MWH have performed flawlessly in our lab experiments for several weeks now, and more importantly, we believe that these test results are accurate predictors of what we can achieve with our full-scale units in the field. This represents a paradigm change, because, as we have said before, the Sonocracking™ process performs better on some crudes than others. Therefore, absent the ability to pre-test in the laboratory to confirm the effectiveness of our process on a particular customer crude, our field tests in the past were of necessity a hit or miss proposition.

But all that has changed. Now that our lab unit is fully operational, that issue has largely been answered. Based on laboratory pre-testing, we believe that we can now predict with confidence how well our full-scale equipment will perform on a specific customer crude or crude oil fraction.

So how did we get there? Given the diverse nature of crude oils, we knew that we needed to optimize the chemistry in order to produce consistent and commercially reliable results for the widest variety of crudes. But as I said earlier, before we could address such a program we first had to optimize the probe technology. This technology focus has resulted in not only the licensing of key technology from ISM, but also the development of intellectual property for SulphCo as well. I am pleased to report that our probe and transducer technology today is state of the art, meets or exceeds all performance parameters required for our current commercial requirements and in our opinion represent a best-in-class solution. This has allowed us in recent months to concentrate our efforts on the other side of the equation - the chemistry, and the results have been dramatic. Our laboratory research, in control experiments, has conclusively demonstrated that it is the synergy between the ultrasound and the chemical aspects of the technology that allow us to deliver consistent, reliable, and commercially relevant results for our customers. Stated differently, if we process a crude utilizing high power ultrasound alone, without catalysts or additives, we observe no appreciable reduction in sulphur content. Likewise, using the same crude but this time using catalysts and chemical additives alone, but without ultrasound, we again see no tangible reduction in sulphur content. It is only when we combine the high power ultrasound with the same chemical additives and catalysts that we see the synergistic effects that will be described for you in a moment. Significantly, we were not able to produce satisfactory results using standard, off-the-shelf probes and systems from other suppliers, reinforcing our belief that the outstanding progress we have achieved in our ultrasound probe development program will be crucial in our transition to commercial viability.

I will now provide a summary of the developments to date in both aspects of the technology, share with you some exciting results we have developed in the laboratory, and explain the process we are using to translate our laboratory results to full-scale operations with real customers in the field.

Houston Laboratory:

As we have reported over the last several conference calls, we are extremely pleased with the improvements to our probe technology and feel that on a large scale we have a best-in-class solution. Throughout the early portion of 2008 we struggled in translating the large-scale performance down to an efficient laboratory probe and reactor system. I am happy to say that we now have a laboratory system that provides consistent results that we believe will be representative of what we can expect from the large-scale process. I will go into a lot more detail on the laboratory results in a few minutes, but suffice to say that we have been able to develop a system for the lab in Houston that allows us to produce reliable, consistent and repeatable results that we can now use as a tool in the scale-up of process parameters to full-scale operations. This added capability in the laboratory now provides an opportunity to evaluate the effectiveness of our Sonocracking process on any particular crude, and to adjust the appropriate combinations of chemicals, catalysts and water for a specific crude before deploying a full scale unit to a customer site.

As I said before, in control experiments in our laboratory we have been able to repeatedly demonstrate that the application of a chemical/catalyst treatment alone does not alter the sulphur content of the crude sample, while with the addition of high power ultrasound, we are able to achieve superior results. To underscore the importance of this synergistic approach, I offer the following example from our recent efforts here in Houston. Recently, we have focused the majority of our laboratory efforts on a local customer candidate’s crude oil to define and develop robust operating conditions in the laboratory that produce commercially relevant results. In May and June of this year we conducted a series of trials at this customer’s facility with our 5K mobile skid utilizing the most current probe design and operation, but with an unoptimized chemical package. Those trials confirmed that the mechanical approach, without a corresponding optimization of the chemical package, produced minimal sulphur reduction in full-scale operation. But since then, with the implementation of our new laboratory system, we have been able to execute a series of laboratory trials utilizing their crude oil under a variety of mechanical and chemical process conditions designed to determine optimal test conditions. I am happy to say that we have succeeded in developing a combined mechanical and chemical approach that enables us to produce consistent, reliable, and most importantly, commercially relevant and economical results for this customer in the laboratory. To be specific, we were able to consistently produce a 25%-30% sulphur reduction with this customer’s crude oil, which is clearly within the commercially relevant spectrum for this application. With some further processing, we were able to consistently, and I repeat, consistently and reliably produce more than 50% sulphur reduction. The decision whether to pursue this additional processing capability becomes a function of the commercial and operational payback the customer expects to receive and the cost/benefit calculation. We do not see the additional processing as adding much more operating cost; rather the discussion centers more around the additional steps and relative additional complexity required. Nonetheless, we were able to achieve improvements in sulphur content that meet or exceed the requirements of this customer with a simple process that we now anticipate will be the first one we implement commercially in the field.

A couple of key points to take away from this development: 1) the chemical approach alone does not produce the necessary results and 2) typical off-the-shelf ultrasound probes do not produce sufficient results, even when combined with the optimum chemical approach. It is only when you combine our proprietary, high-energy ultrasound treatment with our proprietary chemical approach that the most reliable and consistent results can be achieved for the customer. And anticipating your next question, the answer is yes, everything I just described is covered by our existing patent protection.

Needless to say, when we shared these results with the customer, there was very positive feedback. In follow up discussions we agreed to conduct the next series of tests as full-scale trials at the customer’s facility utilizing our 5,000 bpd mobile unit and implementing these refined operating conditions. We are in the process of scheduling the return visit to the customer’s facility and expect that to occur within the next few weeks. For the first time since I have been with the Company, I can say that we are confident that we will be able to reproduce the laboratory results on a full-scale and believe that those results will culminate in commercial negotiations with this customer. I do not want to raise expectations that this next set of trials will result in an immediate contract as there undoubtedly will be other processing concerns and installation issues to be resolved, but I fully believe it will set us on a clear path to ultimate commercial execution. And, equally important, I believe we can do it with economics consistent with our previously discussed business models.

Of course, the logical question is whether this one example extends to other crude oils and other customer opportunities. Rest assured that we have also been conducting work in the lab on a variety of different crude oils and under varied mechanical and chemical combinations. For some, but not all, crude oils we have been able to produce the same level of sulphur reduction as described above. And some of these crudes are sold in the world markets in multi-million barrel per day quantities. So there are plenty of customer opportunities to keep us busy.

We have, as well, observed significant API shifts in some crude oils, but that is not the primary focus of our current efforts although it will represent an incremental economic benefit to the overall process. We have been utilizing the data generated from these additional trials to expand our data bank and our understanding of the overall process as well as to advance other commercial opportunities. In parallel, we have finished construction of our second 5K mobile unit, and this mobile unit is ready for deployment as we develop these other commercial opportunities.

To summarize our technology status, I believe there have been very important technology developments that are exciting for our shareholders and potential customers. First, the combination of an optimized mechanical and chemical approach is critical for producing the consistent and reliable results that our potential customers require for commercial implementation. Second, each crude oil or crude oil family will require a certain amount of development to modify the SulphCo process to produce optimal results. Third, in the laboratory, we are able to produce consistent, reliable, and systematic results with our improved probes and chemical approaches. This is an important milestone because, although a tremendous amount of work has been done to make the full-scale system operational, it is the first time that we have been able to make this statement about our laboratory capabilities. Finally, and perhaps most importantly, our work in Houston is focused on not only delivering robust and consistent results for the customer, but also maintaining the business model economics for SulphCo that we have described many times in the past. We are very confident in our ability to demonstrate our process in a convincing manner to potential customers and to make sure we develop solutions that meet everyone’s financial requirements.

SUMMARY:

- In summary, we continue to be encouraged and optimistic about the future of SulphCo. We are well funded, which is fortunate given these tough economic times. Over the past few months we have made significant gains with our technology, first by improving our ultrasound probes and most recently by improving our chemical package in conjunction with the high energy probes. With this combination, we have been able to produce consistent, reliable, and commercially relevant results in the laboratory with some crude oils. We are proceeding in a systematic manner with our technology and commercial applications focusing on a few applications that we want to execute well. We are in the process of translating our laboratory success to a full-scale customer application in the field utilizing our 5K mobile unit. Although there will be more work to do in terms of secondary operations in our overall process such as water separation, we are confident that we will be able to duplicate our results from the lab in the field. Once we duplicate those reliable and commercially relevant results in the field application, we will work with the potential customer to be sure that we meet the financial requirements of all parties involved and move to a commercial agreement as quickly as feasible. It is this same systematic approach that we are employing with a few other select opportunities in the US as well as with our distribution partners, Pt. ISIS Megah and Amira, to make sure we remain focused on the most important thing; executing the most attractive opportunities as quickly as possible so we maximize our shareholder’s value.

COMMUNICATION PLAN:

Now, I want to take this opportunity to reiterate our communication plan: we will continue to hold quarterly conference calls to keep the investment community updated on the recent activities of the Company and to answer investor questions. We will also, of course, continue to issue 8-K’s and press releases as material events warrant. As a leadership team, we want our investors to be as informed as possible on the relevant current events of the Company.

OPEN FOR QUESTIONS: Thanks for your attention. Now, I would like to open up the line for any questions.